Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Quaker Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Quaker Investment Trust for the Semi-annual period ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Quaker Investment Trust for the stated period.

/s/ Jeffry H. King, Sr.		/s/ Laurie Keyes
Jeffry H. King, Sr. Chief Executive Officer		Laurie Keyes Treasurer

Dated:	09/05/2013	Dated:	09/05/2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Quaker Investment Trust for purposes of the Securities Exchange Act of 1934.